UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          PROSPERITY BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)


              TEXAS                                 74-2331986
     (State of incorporation           (I.R.S. Employer Identification No.)
        or organization)


     3040 POST OAK BOULEVARD
         HOUSTON, TEXAS                                77056
(Address of principal executive offices)            (Zip Code)


      If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.|X|

  Securities Act registration statement file number to which this form relates:
   333-63267.

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None.

       Securities to be registered pursuant to Section 12(g) of the Act:

               Title of each class              Name of each exchange on which
               to be so registered              each class is to be registered

             COMMON STOCK, PAR VALUE $1.00 PER SHARE     NASDAQ NATIONAL MARKET

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The Registrant incorporates by reference herein the information set forth under the caption "Description of Securities of the Company" set forth in its preliminary prospectus dated October 30, 1998 included in Amendment No.1 to its Registration Statement on Form S-1 (Registration No. 333-63267), filed with the Securities and Exchange Commission (the "Commission") on October 30, 1998, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.   EXHIBITS.

      The exhibits below are incorporated herein by reference to the exhibit of the same number in the Registrant's registration statement on Form S-1, as amended (Registration No. 333-63267) filed with the Commission.


3.1  Amended and Restated Articles of Incorporation of Prosperity Bancshares,
     Inc.

3.2  Amended and Restated Bylaws of Prosperity Bancshares, Inc.

4 Form of Certificate representing shares of Common Stock, par value $1.00 per share.


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
                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              PROSPERITY BANCSHARES, INC.



                              By: /s/ TRACY T. RUDOLPH
                              Name:   Tracy T. Rudolph
                              Title:  PRESIDENT



Date: November 10, 1998




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